UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2008, the compensation committee of the board of directors of the registrant approved an Executive Incentive Plan, or the Plan, covering Bernard Cherry, the registrant’s chairman and interim chief executive officer, and Peter Tallian, the registrant’s chief financial officer. A copy of the Plan is filed as Exhibit 10.1 hereto.

The Plan provides that Mr. Cherry and Mr. Tallian will each receive a one-time payment of $100,000 upon either (1) the successful closing of both (a) the sale of the registrant’s Proton business and (ii) the sale of the registrant’s Northern business or (2) confirmation of a chapter 11 plan of reorganization that provides for the recapitalization of one or both of the Northern and Proton businesses (the sales described in clause (1) and any recapitalization described in clause (2) being referred to as a restructuring).

In addition, to the extent the proceeds from a restructuring are sufficient to satisfy the secured debt of Perseus Partners VII, L.P., or Perseus, the Plan provides that Mr. Cherry and Mr. Tallian will receive additional payments calculated as a percentage of the excess proceeds or value achieved from the restructuring. Specifically, Mr. Cherry would receive 7.5% of the excess proceeds and Mr. Tallian would receive 5.0% of the excess proceeds.

The total payments under the Plan, including payments described in both of the preceding paragraphs, will not exceed $750,000 for Mr. Cherry and $500,000 for Mr. Tallian.

On May 28, 2008, the compensation committee also approved a revised compensation program for non-employee directors to replace the existing program. The revised program is effective immediately. Under the revised program, non-employee directors will receive a monthly retainer of $5,000 plus meeting fees of $1,000 for each board meeting attended in person or by telephone and $750 for each meeting of the audit committee or the compensation committee attended in person or by telephone. Non-employee directors will also be reimbursed for reasonable travel and other expenses incurred by them in connection with their service on the board of directors and its committees. Non-employee directors will no longer receive stock options or restricted stock grants under the revised compensation program. Mr. Cherry, who is engaged as a consultant to the registrant, is not separately compensated for his service on the board of directors and will not be entitled to participate in this compensation program.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1 Executive Incentive Plan adopted by the registrant on May 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: June 3, 2008	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Incentive Plan adopted by the registrant on May 28, 2008.